                                                                   EXHIBIT 10.29

                    SEVERANCE AGREEMENT, dated __________, 1998 by and between
               Crown Castle International Corporation (the "Company") and __________ (the "Executive").

          This Agreement sets forth the terms and conditions of contingent severance arrangements between Crown Castle International Corporation and the Executive and cancels and supersedes all other severance-related agreements between the parties. This Agreement shall be effective on, and not effective until, an initial public offering of the stock of the Company.


I.   DEFINITIONS

          For all purposes hereof, the following defined terms have the meanings set forth below:

     1.1  "Accrued Obligations" means all (i) accrued but unpaid Base Salary to
           -------------------
the Executive's Date of Termination, (ii) any earned but unpaid bonus, and (iii) any benefits for which the Executive is eligible under the terms of any benefit plan or arrangement of the Company or its subsidiaries.

     1.2  "Annual Bonus" means the highest annual bonus payable to the Executive
           ------------
for service during the Term, excluding any special or one-time bonus payments.

     1.3  "Base Salary" means the greater of (i) the Executive's annual base
           -----------
salary as of the date of his Qualifying Termination (without taking into account any reductions that constitute Good Reason) or (ii) if applicable, the Executive's annual base salary in effect on the date of a Change in Control.

     1.4  "Cause" means (i) the Executive's conviction of, or plea of guilty or
           -----
nolo contendere to, any criminal violation involving dishonesty, fraud or breach
---- ----------
of trust, or any felony which materially adversely affects the Company or (ii) willful engagement by the Executive in gross misconduct in the performance of duties owed the Company that materially adversely affects the Company.

     1.5  "Change in Control" has the meaning set forth on Schedule 1 hereto.
           -----------------

     1.6  "Change in Control Period" means the period beginning on the date of a
           ------------------------
Change in Control and ending on the second anniversary of that Change in
Control.
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                                                                               2

     1.7  "Company" means Crown Castle International Corporation and any
           -------
successors thereto.

     1.8  "Date of Termination" means the effective date of the termination of
           --------------------
the Executive's employment with the Company and its subsidiaries as set forth in the Notice of Termination.

     1.9  "Disability" means the Executive's inability to perform the primary
           ----------
duties of his position for at least 180 consecutive days due to a physical or mental impairment.

     1.10 "Good Reason" means (i) the assignment to the Executive of any duties
           -----------
materially inconsistent with the Executive's position, authority, duties or responsibilities as of the date hereof or as of the date immediately preceding a Change in Control, if applicable, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities; (ii) a decrease in the Executive's Base Salary or annual or long term bonus opportunity; (iii) a material reduction in any material benefits or other compensation provided to the Executive; or (iv) the Company's requiring the Executive to be based at any office or location outside the Houston metropolitan area; (iv) the Company's material failure to comply with its obligations under this Agreement; or (v) the Company giving Notice (as defined in Section 2.1(i)). For purposes of any determination regarding the existence of Good Reason during the Change in Control Period, any good faith determination by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes by clear and convincing evidence that Good Reason does not exist.

     1.11 "Non-Qualifying Termination" means any termination of the Executive's
           --------------------------
employment with the Company and its subsidiaries other than a Qualifying Termination.

     1.12 "Notice of Termination" means a written notice of the termination of
           ---------------------
the Executive's employment that (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date. The failure by
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                                                                               3

the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder.

     1.13 "Qualifying Termination" means (i) the Company's termination of the
           ----------------------
Executive's employment with the Company for any reason other than for Cause or Disability or (ii) the Executive's termination of employment with the Company within 60 days of the occurrence of an event that constitutes Good Reason. A transfer of the Executive to any subsidiary of the Company or the Executive's death shall not be considered a termination of employment hereunder.


II.  TERM AND POSITION

     2.1  Term. This Agreement is effective as of August __, 1998 ("Commencement
          ----
Date") and terminates on the fifth anniversary of the Commencement Date (the "Term"); provided that, (i) beginning on the fifth anniversary of the
         -------- ----
Commencement Date and each anniversary thereafter (each, an "Anniversary Date") the term shall be extended by twelve months unless either party provides notice (the "Notice") at least 60 days before any such Anniversary Date of their intent to terminate this Agreement as of such Anniversary Date, (ii) except as provided in (iii), below, the Term will automatically expire on the Executive's 65th birthday without the necessity of any notice from the Executive or the Company and (iii) notwithstanding (ii), above, if a Change in Control occurs during the Term, this Agreement shall not expire until the later of (a) the expiration of the Term or (b) the end of the Change in Control Period.

     2.2  Position.  During the Term, the Executive shall serve as the
          --------
______________.


III. TERMINATION OF EMPLOYMENT

     3.1  Termination by the Executive.
          ----------------------------

          (a) Termination for Good Reason.  The Executive may terminate his
              ---------------------------
employment during the Term for Good Reason by delivering a Notice of Termination to the Company in accordance with Section 5.6 within 60 days of the occurrence of the event purported to constitute "Good Reason" hereunder. With respect to any termination for Good Reason during the Change in Control Period, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          (b) Termination Without Good Reason.  The Executive may terminate his
              -------------------------------
employment during the Term without Good Reason by delivering a Notice of Termination to the Company in accordance with Section 5.6 at least 15 days prior to the effective date of such termination.

     3.2  Termination by the Company.
          --------------------------

          (a) Termination for Cause.  The Company may terminate the Executive's
              ---------------------
employment during the Term for Cause by delivering to the Executive in accordance with Section 5.6 a Notice of Termination and a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company (the "Board"), including at least 66 2/3% of those members of the Board who are not employees of the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct specified in the definition of "Cause".

          (b) Termination Without Cause.   The Company may terminate the
              -------------------------
Executive's employment during the Term without Cause by delivering a Notice of Termination to the Executive in accordance with Section 5.5.

     3.3  Death or Disability.  The Executive's employment shall terminate
          -------------------
automatically upon the Executive's death during the Term. If the Company determines in good faith that the Disability of the Executive has occurred during the Terms, it may give to the Executive a Notice of Termination in accordance with Section 5.5 of this Agreement. In such event, the Executive's employment shall terminate effective on the 30th day after receipt of such notice, provided that within the 30 days after such receipt, the Executive shall
        -------- ----
not have returned to full-time performance of the Executive's duties.

IV.  BENEFITS UPON TERMINATION

     4.1  Qualifying Termination Not Within the Change in Control Period.  If,
          --------------------------------------------------------------
during the Term, the Executive's employment with the Company and its subsidiaries is terminated in a Qualifying Termination and such termination does not occur during a Change in Control Period:

          (a) the Company shall pay to the Executive in a cash lump sum within 30 days after the Date of Termination, the sum of (i) all Accrued Obligations and (ii) the product of two and the sum of the Executive's Base Salary and Annual Bonus;

          (b) for two years following the Date of Termination, or such longer period as any plan, program, practice or policy may provide, the Company shall continue medical, dental, vision, and death benefits to the Executive and/or the Executive's family at a level at least equal to those that would have been provided if the Executive's employment had not been terminated under the plans, practices, programs or policies of the Company applicable to the Executive as of his Date of Termination; and

          (c) all options to acquire stock of the Company and all restricted stock awards held by the Executive shall become immediately vested and such options shall become immediately exercisable and shall remain exercisable until the earlier of (i) the date specified in the applicable option agreement between the Executive and the Company or (ii) the normal expiration date of any such option.

     4.2  Qualifying Termination During the Change in Control Period. If, during
          ----------------------------------------------------------
the Term, the Executive's employment with the Company and its subsidiaries is terminated in a Qualifying Termination and such termination occurs during a Change in Control Period:

          (a) the Company shall pay to the Executive in a cash lump sum within 30 days after the Date of Termination, the sum of (i) all Accrued Obligations and (ii) the product of three and the sum of the Executive's Base Salary and Annual Bonus;

          (b) for three years following the Date of Termination, or such longer period as any plan, program, practice or policy may provide, the Company shall continue
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                                                                               6

medical, dental, vision, and death benefits to the Executive and/or the Executive's family at a level at least equal to those that would have been provided if the Executive's employment had not been terminated under the plans, practices, programs or policies of the Company applicable to the Executive as of his Date of Termination; and

          (c) all options to acquire stock of the Company and all restricted stock awards held by the Executive shall become immediately vested and such options shall become immediately exercisable and shall remain exercisable until the earlier of (i) the date specified in the applicable option agreement between the Executive and the Company or (ii) the normal expiration date of any such option.

          Any provision in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (x) was at the request of a third party who had taken steps reasonably calculated to effect the Change in Control or (y) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Agreement the termination of the Executive's employment shall be deemed to have occurred during a Change in Control Period.

          4.3  Non-Qualifying Termination.  If the Executive's employment with
               --------------------------
the Company and its subsidiaries is terminated in a Non-Qualifying Termination, this Agreement shall terminate without further obligations to the Executive other than the Accrued Obligations.

          4.4  Excise Tax Payments.
               -------------------

          (a) Notwithstanding anything in the Agreement to the contrary, in the event of the determination (as hereinafter provided) that any required payment by the Company to or for benefit of the Executive (whether paid or payable pursuant to the terms of the Agreement or otherwise (individually and collectively, "Payment")) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto (the "Excise Tax"), the Executive shall be entitled to receive an additional payment or payments (individually or collectively, "Tax Assistance

Payment"), which shall include an amount such that, after the Executive pays (1) all taxes (including any interest or penalties imposed with respect to such taxes) and (2) any Excise Tax (including interest and penalties with respect thereto) imposed upon the Tax Assistance Payment, the Executive retains so much of the Tax Assistance Payment as is equal to the Excise Tax (including interest and penalties with respect thereto) imposed on the Payment.

          (b) Subject to the provisions hereinafter concerning the provision of notice of a claim by the Internal Revenue Service, all determinations required to be made under these provisions, including whether an Excise Tax is payable by the Executive, the amount of such Excise Tax and whether the Company is required to pay the Executive a Tax Assistance Payment and the amount of such Tax Assistance Payment, if any, shall be made by the Company's independent accountants or such other nationally recognized accounting firm retained by the Company and reasonably acceptable to the Executive ("Accounting Firm"). The Company shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Executive and the Company within thirty (30) days after the payment or provision of any benefit that could give rise to an Excise Tax and any such other time or times as the Executive or the Company may request. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Tax Assistance Payment to the Executive within ten (10) business days after the Company receives such determination and calculations with respect to any Payment to the Executive.

          (c) Any federal tax returns the Executive files shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. If the Accounting Firm determines that the Executive is required to pay no Excise Tax, it shall (at the same time it makes such determination) furnish the Executive and the Company an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. However, in view of the uncertainty concerning application of Section 4999 of the Code (or any successor provision thereto) at the time of any determination made hereunder by the Accounting Firm, it is possible that a Tax Assistance Payment that should have been made by the Company will not have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts or fails to pursue its remedies pursuant to the provisions concerning notice of a claim by the Internal Revenue Service, and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment and to submit its determination and detailed supporting calculations as promptly as possible both to the Executive and to the Company, which shall pay the amount of such Underpayment to the Executive or for the Executive's benefit within ten (10) business days following the Company's receipt of such determination and calculations.

          (d) Each of the Executive and the Company shall provide the Accounting Firm access to and copies of any books, records and documents in the Executive's or its possession, as the case may be, reasonably requested by the Accounting Firm, and shall otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination and calculations required or contemplated hereunder.

          (e) The Company shall bear the fees and expenses of the Accounting Firm for services hereunder. If, for any reason, the Executive initially pays such fees and expenses, the Company shall reimburse the Executive the full amount of the same within ten (10) business days following receipt from the Executive of a statement and reasonable evidence of the Executive's payment thereof.

          (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the Company to pay a Tax Assistance Payment. The Executive shall give such notification as promptly as practicable, but in no event later than the tenth (10th) business day next following the Executive's receipt of such claim, and the Executive further shall apprise the Company of the nature of such claim and the date on which it is required to be paid (in each case, to the extent known to the Executive). The Executive shall not pay or otherwise satisfy such claim prior to the earlier of (a) the expiration of the thirty (30)-calendar-day period next following the date on which the Executive gives notice to the Company or (b) the date any payment of the amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) provide the Company any written records or documents in the Executive's possession relating to such claim and reasonably requested by the Company;

          (ii) take such action in connection with contesting such claim as the Company reasonably shall request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

          (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

          (iv) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company directly shall bear and pay all costs and expenses (including without limitation, interest and penalties) incurred in connection with such contest and shall indemnify the Executive and hold the Executive harmless, on an after-tax basis, from and against any and all Excise Tax or income tax (including without limitation, interest and penalties with respect thereto), imposed as a result of such claim and payment of costs and expenses. Without limiting the foregoing, the Company shall control all proceedings taken in connection with the contest of any claim contemplated by these provisions and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and to sue for a refund, the Company shall advance the amount of such payment to the Executive, and pay on a current basis all costs of litigation, including without limitation attorneys' fees, on an interest-free basis and shall agree to and shall indemnify the Executive and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including without limitation, interest and penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Tax Assistance Payment would be payable hereunder, and the Executive shall be entitled to settle or to contest, as the case may be, any other issue(s) raised by the Internal Revenue Service or any other taxing authority.

          (g) If, after the Executive receives an amount advanced by the Company pursuant to provisions of the last full paragraph, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with any applicable provisions of the same paragraph) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the Executive receives such an amount advanced by the Company, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Tax Assistance Payment the Company is required to pay the Executive hereunder.

V.   MISCELLANEOUS PROVISIONS

     5.1  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies; provided that, by executing this Agreement, the Executive
                      -------- ----
acknowledges his ineligibility for, and waives any other right he may have to receive, any other severance or termination benefits provided by the Company or its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its affiliated companies (other than any severance plan or program) at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

     5.2  Other.  The Company's obligation to make the payments provided for in
          -----
this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, from time to time promptly upon invoice, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest or controversy (regardless of the outcome thereof and whether or not litigation is involved) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof.

     5.3  Confidential Information.
          ------------------------

     (a) During the Term and thereafter, the Executive shall not, without the written consent of the Chief Executive Officer of the Company, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company, any material confidential information obtained by him while in the employ of the Company or its subsidiaries with respect to any of the products, improvements, formulas, designs or styles, processes, customers, methods of distribution or methods of manufacture of the Company or its subsidiaries, the disclosure of which he knows will be materially damaging to the Company; provided, however, that confidential
                                            --------  -------
information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

     (b) Any and all inventions made, developed or created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by the Company or its subsidiaries, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company or any of its subsidiaries or affiliates, will be promptly and fully disclosed by the Executive to an appropriate executive officer of the Company and shall be the Company's exclusive property as against the Executive, and the Executive will promptly deliver to an appropriate executive officer of the Company all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid.

     (c) The Executive will, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive under Section 5.3 (b) above or to vest in the Company title to such inventions as against the Executive; provided, however, that the expense of
                                     --------  -------
securing any such patent will be borne by the Company.

     (d) The foregoing provisions of this Section 5.3 shall be binding upon the Executive's heirs, successors and legal representatives.

     (e) In no event shall an asserted violation of the provisions of this
Section 5.3 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     5.4 Successors.
         ----------

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     5.5  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          Home address as currently shown
          on Human Resources Department records
          of Executive's business unit.

          With a copy to:


          If to the Company:
          -----------------




          Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     5.6 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     5.7 The Company may withhold from any amount payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     5.8 The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

     5.9 This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

     5.10 The Executive and the Company acknowledge that the employment of the Executive by the Company is "at will".

     5.11 Choice of Law.  This Agreement shall be governed by the law of Texas,
          -------------
without regard to its choice of law provisions.


     IN WITNESS WHEREOF, the Executive and the Company have entered into this Agreement as of the date first written above.


                         CROWN CASTLE INTERNATIONAL CORP.


                         By____________________________
                                Title:

                           ____________________________

                                  SCHEDULE 1
                                  ----------

          (a) the acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 45% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change
--------  -------
of Control: (i) any acquisition by the Company if no Person (excluding those Persons described in this proviso) owns more than 45% or more of the outstanding Company Common Stock or Company Stock Voting Securities after such acquisition,
(ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iii) any acquisition by a corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c), below, are satisfied or (iv) any acquisition by any Person who beneficially owns (as defined in Rule 13d-3 of the Exchange Act) 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities as of the date hereof to the extent such Person (after such acquisition) beneficially owns less than 50% of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

          (b) individuals who constitute the Board as of the date immediately after an initial public offering of the Company's stock (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided,
                                                                     --------
however, that any individual becoming a director subsequent to the date hereof
-------
whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) the occurrence of a reorganization, merger, or consolidation, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 45% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 45% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (d) the occurrence of: (i) a complete liquidation or dissolution of the Company, (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a similar transaction or series of transactions, other than to a corporation, with respect to
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                                                                               3

which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 45% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 45% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.